SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 Current Report


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                       Date of Report: December 31, 2001
                       ---------------------------------
                        (Date of earliest event reported)


                         FOUNTAIN PHARMACEUTICALS, INC.
                         ------------------------------
              Exact name of registrant as specified in its charter


          Delaware                         0-18399                 62-1386759
          --------                         -------                 ----------
State of other jurisdiction of        Commission File No.       I.R.S. Employer
incorporation or organization                                        ID No.



                 2040 Calumet Street, Clearwater, Florida 33765
                 ----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (727) 446-6882
                                                           ----------------


                                       N/A
          ------------------------------------------------------------
          (Former name or former address if changed since last report)

Item 1.  CHANGES IN CONTROL OF THE REGISTRANT

         On December 31, 2001 Park Street Acquisition Corporation ("Park Street"), a Florida corporation, acquired 2,000,000 shares of Class A Convertible Preferred Stock ("Preferred Stock") of Fountain Pharmaceuticals, Inc. (the "Company") from Fountain Holdings LLC ("Holdings") and all Common Stock Purchase Warrants (the "Warrants") in the name of Holdings to purchase shares of the Company's Class A Common Stock. The Preferred Stock converts into 1,264,151 shares of Class A Common Stock. The aggregate purchase price paid to Holdings was Twenty Thousand ($20,000) Dollars ("Purchase Price"), allocated $8,000 towards the purchase of the Preferred Stock and $12,000 towards the purchase of the Warrants. Simultaneously with the closing, Park Street and the Company agreed to retire the Warrants.

         Joseph S. Schuchert, Jr. ("Schuchert"), the principal shareholder of Holdings, in consideration of the Purchase Price, released and discharged the Company from its obligations due to him pursuant to a Credit Agreement dated as of December 31, 1998, and from any other debts or obligations owing Schuchert by the Company. As of September 30, 2001 the Company owed Schuchert $1,454,733 of principal and interest.

         Simultaneously with the transactions described above, Park Street acquired directly from the Company 3,500,000 shares of the Company's Class A Common Stock and 100,000 shares of the Company's Class B Common Stock for an aggregate purchase price of $180,000. The proceeds of this transaction were utilized by the Company to retire all of its remaining liabilities. As a result of the foregoing, Park Street became the "control person" of the Company as that term is defined in the Securities Act of 1933, as amended.

         In connection with these transactions, the Board of Directors of the Company nominated Brendon K. Rennert to the Board of Directors and all former officers and directors delivered their letters of resignation to the Company. Mr. Rennert was named CEO, President and Secretary of the Company. These appointments are subject to compliance with the notice requirements of Rule 14f-1 under the Securities Act of 1934 ("Rule 14f-1"). Mr. Schuchert has agreed to remain as the Company's sole director until the company has complied with Rule 14f-1.

         Copies of the Capital Stock Purchase Agreements reflecting the transactions are attached hereto as exhibits. The foregoing description is modified by such reference.

         As a result of the transactions described above, Park Street owns 100% of the issued and outstanding shares of Preferred Stock; 95.7% of the Class B Common Stock and 59.6% of the Class A Common Stock. The Preferred Stock converts into 1,264,151 shares of Class A Common Stock. Upon conversion of the Preferred Stock, Park Street will own approximately 66.7% of the issued and outstanding shares of Class A Common Stock.

         By virtue of Park Street's ownership of the Company's aforementioned securities, it is able to elect new directors and officers either at a meeting of the shareholders or by written consent.

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

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements

                  None

         (b)      Pro Forma Financial Information

                  None

         (c)      Exhibits

                  Exhibit 1.1 Capital Stock Purchase Agreement between Fountain Holdings LLC, Joseph S. Schuchert, Jr. and Park Street Acquisition Corporation dated December 31, 2001.

                  Exhibit 1.2 Capital Stock Purchase Agreement between Fountain Pharmaceuticals, Inc. and Park Street Acquisition Corp. dated December 31, 2001.


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FOUNTAIN PHARMACEUTICALS, INC.



                                            By:  /s/ Brendon K. Rennert
                                                 -----------------------------
                                                 Brendon K. Rennert, President



Dated:  January 11, 2002

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